Exhibit 10.2
SIXTH AMENDMENT
OF
UNITEDHEALTH GROUP
EXECUTIVE SAVINGS PLAN
(2004 Statement)

WHEREAS, UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”) has heretofore established and maintains several nonqualified, deferred compensation programs (the “ESP”) for the benefit of a select group of management or highly compensated employees of UnitedHealth Group and certain affiliates of UnitedHealth Group; and
WHEREAS, said programs are currently embodied in a single document which is effective January 1, 2004, and which is entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2004 Statement)” (hereinafter referred to as the “Plan Statement”); and
WHEREAS, the Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement; and
WHEREAS, the Compensation and Human Resources Committee has further delegated its authority to amend the Plan Statement to the Executive Vice President, Human Capital with the exception of amendments that would materially increase the cost of the ESP, and amendments that are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934; and
WHEREAS, the Executive Vice President, Human Capital wishes to amend the Plan Statement to provide that members of the Senior Leadership Team are eligible to participate in the Plan, and to clarify the rules governing participation in the ESP by employees who transfer between different affiliates of UnitedHealth, or who terminate employment and are subsequently rehired; and
WHEREAS, the Executive Vice President, Human Capital has determined that such amendments will not materially increase the cost of the ESP, and that none of such amendments are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934;
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement is hereby amended in the following respect:
1.    DEFINITION OF ELIGIBLE GRADE LEVEL. Effective as of January 1, 2015, Section 1.2.11(a) (as renumbered by the Sixth Amendment) is amended to read as follows:

(a)
In General. For regular full-time or part-time employees: the Executive Leadership Team; the Senior Leadership Team; Salary Grades 31 and 32 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice

President, Human Capital); Medical Director Grades M2, M3 and M4 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President, Human Capital); and Sales Band SSL (but only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President, Human Capital).
2.    ELIGIBILITY OF CERTAIN RE-EMPLOYED PARTICIPANTS. Effective as of January 1, 2015, Section 2.3 is amended to read as follows
2.3. Special Eligibility Rule For Former Participants. If a Participant terminates employment with the Employer and all Affiliates and such Participant:

(a)	is subsequently reemployed by an Employer as an Eligible Employee, and

(b)	is selected for participation in this Plan by the Administrative Committee (or, for a Section 16 Officer, by the Board of Directors),

(c)	either

(i)
has been paid all amounts deferred under this Plan (and all other like-type plans of the Employers and all Affiliates which are required to be aggregated for purposes of section 409A of the Code), and on and before the date of the last payment was not eligible to continue (or elect to continue) to participate in this Plan (and all other like-type plans of the Employers and all Affiliates which are required to be aggregated for purposes of section 409A of the Code) for periods after the last payment, or

(ii)
has not been eligible to participate in this Plan (or any other like-type plan of any Employer or Affiliate which is required to be aggregated with this Plan for purposes of section 409A of the Code) at any time during the twenty-four (24) month period ending on the date such employee is selected for participation in this Plan, other than by the accrual of earnings, and the Administrative Committee (or, for a Section 16 Officer, the Board of Directors) may designate that such employee shall be allowed to reenter the Plan as a Participant as of a fixed prospective date that is other than the first day of a Plan Year so long as that prospective date is within thirty (30) days of selection. Such employee shall be subject to the same enrollment requirements as any other selected employee who first becomes eligible to participate in this Plan after the first day of a Plan Year as provided in Section 2.2. A Participant whose employment is transferred to an Affiliate that has not adopted this Plan (or any other like-type plan which is required to be aggregated with this Plan for purposes of section 409A of the Code) and who otherwise meets the requirements of this Section 2.3 shall be treated as having terminated employment.
3.    ELIGIBILITY OF CERTAIN EMPLOYEES OF ACQUIRED COMPANIES. Effective as of January 1, 2015, Section 2.4 is amended by deleting the phrase “is a participant in any account balance deferred compensation plan maintained by such acquired company and such employee” in the introductory language, and by amending 2.4(b) to read as follows:

(b)
has not been eligible to participate in any account balance deferred compensation plan which is required to be aggregated with this Plan for purposes of section 409A of the Code (other than by the accrual of earnings) at any time during the twenty-four (24) month period ending on the date such employee is selected for participation in this Plan, and

3.    CLARIFICATION OF TREATMENT OF CERTAIN TRANSFERS. Effective as of January 1, 2015, a new Section 2.7 is added to read as follows:
2.7 Treatment of Certain Transferred Participants. Optum Medical Services, P.C. is a wholly owned indirect subsidiary of UnitedHealth Group, which sponsors the Optum Partner Services Executive Savings Plan (the “Optum ESP”), a nonqualified deferred compensation plan for the benefit of Optum Medical Services, P.C., and its respective affiliates, all of which are Affiliates as defined in this Plan. The following rules shall apply to transfers of employment between an Employer and any other Affiliate that occurs during a Plan Year:

(a)
If a participant in either this Plan or the Optum ESP is transferred during a Plan Year to the employ of any Employer or Affiliate that has adopted either this Plan or the Optum ESP as of the first day of the Plan Year (the “New Participating Employer”), then the deferral elections made under either this Plan or the Optum ESP shall be applied to compensation paid by the New Participating Employer as follows:

(i)
An election to defer base salary for the Plan Year in which such transfer occurs shall be treated as an election to defer the same percentage of the Participant’s base salary paid by the New Participating Employer under either this Plan or the Optum ESP for the balance of the Plan Year.

(ii)
An election to defer any incentive compensation paid with respect to a performance period of not more than one year, which performance period either coincides with or is contained with the Plan Year, shall be treated as an election to defer the same percentage of any incentive compensation plan sponsored by the New Participating Employer for a performance period of not more than one year which performance period either coincides with or is contained with the Plan Year, but only if, at the time the participant made the original deferral election he could have made an election to defer such incentive compensation consistent with section 409A (regardless of whether the Plan or Optum ESP would have permitted such an election).

(iii)
If the participant is participating in any long-term incentive plan with a performance period that exceeds one year, and is transferred during such performance period, any election to defer any long-term incentive compensation paid with respect to such performance period, shall be treated as an election to defer the same percentage of any long-term incentive compensation plan sponsored by the New Participating Employer for a performance period that ends on the same date as the original performance period, but only to the extent, at the time the participant made the original deferral election he could have made an election to defer such incentive compensation consistent with section 409A (regardless of whether the Plan or Optum ESP would have permitted such an election).

(iv)
If the participant first became eligible to participate in the Plan or Optum ESP in the Plan Year in which the transfer occurs, and was permitted to make an election because of his initial eligibility, the rules described above shall apply to the remaining portion of the Plan Year, and whether the Employer or Affiliate to which the participant is transferred is a New Participating Employer shall be determined by whether the Employer or Affiliate had adopted either this Plan or the Optum ESP on the date of the participant’s initial eligibility.

(b)
Except as otherwise provided in (a), or as otherwise required by Section 409A of the Code, a participant’s deferral election shall not apply to any compensation paid by any Employer or Affiliate other than the Employer or Affiliate by which he was employed at the time the election was made, provided, however, that:

(i)
To the extent any form of incentive compensation with respect to which a Participant has made a deferral election becomes payable after the Participant’s employment has been transferred to another Employer or Affiliate, it shall be deferred as if the Participant had still been employed by an Employer at the time of payment.

(ii)
Nothing contained herein shall preclude the Administrative Committee (or, for a Section 16 Officer, the Board of Directors) from permitting an Eligible Employee to make a deferral election following a transfer of employment if such election would otherwise be permitted under Section 4.

(c)
Accounts representing compensation deferred under the Optum ESP of a person whose employment is transferred to an Employer may be transferred to this Plan, and the Account balance of a Participant whose employment is transferred to an Affiliate that participates in the Optum ESP may be transferred to the Optum ESP, in both cases in accordance with procedures, and subject to limitations, established by the Administrative Committee; provided, however, that such transfer shall have no effect on the time or form of payment of the amount transferred, except as otherwise permitted by section 409A of the Code.